EXHIBIT 21
                                                                ----------

                                SIGNIFICANT SUBSIDIARIES
                                ------------------------


   NAME                                                 OWNERSHIP

   Intercraft Company         Delaware               100% of stock owned by
                                                     Newell Rubbermaid Inc.

   Newell Investments         Delaware               100% of stock owned by
   Inc.                                              Newell Operating
                                                     Company

   Newell Operating           Delaware               77.5% of stock owned
   Company                                           by Newell Co.; 22.5%
                                                     of stock owned by
                                                     Anchor Hocking
                                                     Corporation

   Rubbermaid                 Ohio                   100% of stock owned
   Incorporated                                      by Newell Rubbermaid
                                                     Inc.

   Sanford, L.P.              Illinois (limited      Newell Operating
                              partnership)           Company is the general
                                                     partner and Sanford
                                                     Investment Company is
                                                     the limited partner